UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2015
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DreamWorks Animation SKG, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California		91201
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (818) 695-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 22, 2015, the Board of Directors (the “Board”) of DreamWorks Animation SKG, Inc. (the "Company") voted to elect Mrs. Maggie Wilderotter to serve as a director of the Company. Mrs. Wilderotter was recommended to the Board by the Nominating and Governance Committee. In addition, Mrs. Wilderotter was appointed to serve as a member of the Compensation Committee. In connection with Mrs. Wilderotter's appointment to the Compensation Committee, Thomas Freston, one of the Company's other directors, has moved from the Compensation Committee to the Nominating and Governance Committee. The Company anticipates that Mrs. Wilderotter’s compensation will be provided in the form of standard annual equity awards granted to all non-executive board members in accordance with the Company’s outside director compensation policy. Additional information concerning Mrs. Wilderotter and her election is included in the press release attached as an exhibit.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press release issued by DreamWorks Animation SKG, Inc. on October 27, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.
Date: October 27, 2015	By:	/s/ Andrew Chang
Andrew Chang
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by DreamWorks Animation SKG, Inc. on October 27, 2015.